                                                                EXHIBIT 4.7

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                                NEW TENNECO INC.

                                      AND

                           THE CHASE MANHATTAN BANK,

                                                                      AS TRUSTEE

                              ------------------

                          SIXTH SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER [ ], 1996

                                       TO

                                   INDENTURE

                          DATED AS OF NOVEMBER 1, 1996

                              ------------------

                         PROVIDING FOR THE ISSUANCE OF

                           8.20% NOTES DUE 1999


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  Sixth Supplemental Indenture dated as of December [ ], 1996 between New Tenneco Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (hereinafter called the "Trustee").

  Whereas, the Company has heretofore executed and delivered to the Trustee an indenture dated as of November 1, 1996 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in
Section 2.3 of the Original Indenture; and

  Whereas, Section 8.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

  Whereas, the Company desires to create a series of the Securities in an aggregate principal amount of $250,000,000 to be designated the "8.20% Notes due 1999" (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Sixth Supplemental Indenture has been duly taken; and

  Whereas, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

  Now, therefore, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Notes,

  It is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of holders of the Notes issued under the Original Indenture, as follows:

                                  ARTICLE 1.

                Terms and Issuance of 8.20% Notes Due 1999

  Section 1.1. Issue of Notes. A series of Securities which shall be designated the "8.20 Notes due 1999" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Sixth Supplemental Indenture (including the form of Notes set forth in Section 1.2 hereof). The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of Sections 2.8, 2.9, 2.11, 8.5 and 12.3 of the Indenture, exceed $250,000,000. The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 2.4 of the Indenture.

  Section 1.2. Forms of Notes and Authentication Certificate. The forms of the Notes and the Trustee's certificate of authentication shall be substantially as follows:
                            [form of face of note]

                               NEW TENNECO INC.

                           8.20% NOTE DUE 2002

No.                                                                    $
CUSIP

  New Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred
to), for value received, hereby promises to pay to or registered assigns, the sum of Dollars on November 15, 1999, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the May 15 or November 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a May 15 or November 15 to which interest on the Notes has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issue date (hereinafter referred to) of this Note, in which case from the original issue date, semi-annually on May 15 and November 15 in each year, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 8.20% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after April 30 or October 31 and prior to the following May 15 or November 15, as the case may be, this Note shall bear interest from such May 15 or November 15, or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the May 15 or November 15 to which interest has been paid or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the April 30 or October 31, as the case may be, next preceding such May 15 or November 15, or if such April 30 or October 31 is not a business day, the business day next preceding such April 30 or October 31. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Both principal of and interest on this Note are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Note register. The original issue date in respect of the Notes is December [ ], 1996.

  ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

  In Witness Whereof, New Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice

President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated ..........................

                                   New Tenneco Inc.

                                     By .......................................
                                                                 Vice President

Attest:

 ................................
                       Secretary

                           [form of reverse of note]

                               NEW TENNECO INC.

                           8.20% NOTE DUE 1999

  This Note is one of a duly authorized issue of Notes of the Company known as its 8.20% Notes due 1999 (herein called the "Notes"), limited to the aggregate principal amount of $250,000,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the "Indenture"), dated as of November 1, 1996, executed by the Company to The Chase Manhattan Bank (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Notes and of the duties thereunder of the Trustee and the Company.

  The Notes are not subject to redemption prior to maturity.

  The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

  To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Notes may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Note.

  In case a default, as defined in the Indenture, shall occur, the principal of all the Notes at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Notes outstanding in the case of payment defaults on the Notes and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

  The Indenture provides that no holder of any Note may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Notes in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

  The transfer of this Note is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Note, with or without other Notes, may in like manner be exchanged for one or more new Notes of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

  The Company, the Trustee, any paying agent and any Registrar of the Notes may deem and treat the person in whose name this Note is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Notes shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on, this Note, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               [form of trustee's certificate of authentication]

  This Note is one of the 8.20% Notes due 1999 described in the within-mentioned Indenture.

                                THE CHASE MANHATTAN BANK,
                                                                       Trustee,

                                     By........................................
                                                 Authorized Officer.